                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_] Preliminary Proxy Statement     [_] Confidential, for Use of the
                                          Commission Only (as Permitted by
                                          Rule 14a-6(e)(2))
  [X] Definitive Proxy Statement

  [_] Definitive Additional Materials

  [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                  Senetek PLC
            -------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  Registrant
            -------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid: N/A

   (2) Form, Schedule or Registration Statement No.: N/A

   (3) Filing Party: N/A

   (4) Date Filed: N/A

                       NOTICE OF ANNUAL GENERAL MEETING

                                  SENETEK PLC
                                (the "Company")

   NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of the Company will be held on Friday, December 28, 2001 at the Hilton Corby, Geddington Road, Corby, Northamptonshire NN18 8ET, England at 11.00 a.m. Greenwich Mean Time, for the purpose of considering and, if thought fit, passing the following resolutions:

                               ORDINARY BUSINESS

   1. To re-elect Uwe Thieme as a Director;

   2. To appoint Messrs. BDO Stoy Hayward as the Company's independent auditors; and

   3. To transact any other ordinary business of an Annual General Meeting.

                                          By Order of the Board of Directors

                                          STEWART SLADE

                                          Stewart Slade
                                          Secretary

   The Company's principal executive offices are located at 620 Airpark Road, Napa, California 94558 and the telephone number at that address is (707) 226-3900. The registered office of Senetek PLC is at 1400 Montague Court, Kettering Venture Park, Kettering, Northamptonshire, NN15 6XR, England.

   A holder of Ordinary shares of the Company entitled to attend and vote at the meeting may appoint one or more proxies to attend and, on a poll, to vote instead of him. A proxy need not be a holder of Ordinary shares.

December 3, 2001

                                  SENETEK PLC
                       Unit 1400, Kettering Venture Park
                    Kettering, Northants NN15 6XR, England
                     Tel: (1536) 312455 Fax: (1536) 312456

                                Proxy Statement
                  2001 Annual General Meeting of Shareholders

   This Proxy Statement is furnished to the shareholders of Senetek PLC, a public limited company registered in England ("Senetek" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders and at any and all adjournments or postponements of such Meeting, to be held at the Hilton Corby, Geddington Road, Corby, Northamptonshire NN18 8ET, England on Friday, December 28, 2001 at 11:00 a.m. Greenwich Mean Time (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement to its shareholders on or about Monday, December 3, 2001.

Record Date and Voting

   Only shareholders of record at the close of business November 30, 2001 (the "record date") are entitled to vote at the Annual Meeting. At the close of business on that date, the Company had outstanding 59,052,153 Ordinary shares, nominal value 5p (the "Ordinary shares"), of which 58,060,029 were held in the name of The Bank of New York as depositary (the "Depositary") which issues Company sponsored American Depositary Receipts ("ADRs") evidencing American Depositary Shares which, in turn, each represent one Ordinary share.

   Each registered holder of Ordinary shares present in person at the Annual Meeting is entitled to one vote on a show of hands, and every holder present in person or by proxy shall, upon a poll, have one vote for each Ordinary share held by such holder. In the event that the proxy card is executed but does not indicate by marking a vote "FOR", "AGAINST" or "ABSTAIN", the proxy may vote or abstain at his discretion.

   Proxy voting cards from holders of Ordinary shares must be received not less than forty-eight hours before the time for holding the Meeting.

   A Deposit Agreement exists between The Bank of New York and the holders of ADRs pursuant to which holders of ADRs are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary shares so represented. The Depositary has agreed it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary shares registered in its name in accordance with the instructions of the ADR holders. Instructions from the ADR holders should be sent to the Depositary so that the instructions are received by no later than the close of business on December 21, 2002.

   Any holder of ADRs giving instructions to the Depositary has the power to revoke the instructions by delivery of notice to the Depositary at The Bank of New York, 101 Barclay Street, 22nd Floor West, New York, NY 10286 at any time so that the Depositary receives, by no later than the close of business on December 21, 2002 duly executed instructions bearing a later date or time than the date or time of the instructions being revoked.

   The Company's Articles of Association require that proposals of shareholders of the Company which are intended to be presented by the shareholders at the Company's Annual General Meeting must be received by the Company not less than 28 days prior to the Meeting, whether or not they are to be included in the Company's proxy statement and form of proxy relating to that meeting.

   In addition to solicitation by mail, solicitation of proxies and of instructions from holders of ADRs may be made by Directors, officers, and other employees of the Company by personal interview, telephone, telefax or telegraph without additional remuneration. Cost of the solicitation of proxies, including the mailing of proxy materials, will be borne by the Company.

Shareholder Proposals

   The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the U.S. Securities and Exchange Commission and any applicable US state laws. In order for a proposal by a shareholder to be included in the proxy statement relating to the Annual General Meeting of shareholders to be held in 2002, that proposal must be received in writing by the Secretary of the Company at the Company's principal executive office no later than August 5, 2002.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The Company currently has four Directors.

   The Articles of Association of the Company provide that one-third of the Directors (not including those appointed by the Board of Directors since the last Annual Meeting), or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third shall retire at the dissolution of the Annual Meeting based on the length of time in office as calculated from each Director's last election or appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, absent an agreement between them, be determined by means of a lottery. Any Director who has been appointed since the last Annual Meeting is also required to retire. A retiring Director is eligible for re-election.

   At the Annual General Meeting, Uwe Thieme retires by rotation and is nominated by the Board for re-election. No new directors have been appointed during the year preceding the Annual General Meeting.

Vote Required

   Adoption of Proposal One to re-elect Uwe Thieme as Director requires the affirmative vote of the holders of a majority of the shares in person or by proxy at the Meeting.

Adoption of Proposal

   The Board of Directors recommends that the Shareholders vote "FOR" the re-election of Uwe Thieme to serve as Director of the Company.

   The following table indicates certain information of Uwe Thieme, as well as all other Directors.

                                                                      Director
Name                                     Position with Company         Since   Age
----                               ---------------------------------- -------- ---
Frank James Massino............... Chairman of the Board of Directors   1998   54
                                     and Chief Executive Officer
Steven Georgiev................... Director                             1997   66
Uwe Thieme........................ Director                             1998   60
Andreas Tobler.................... Director                             1998   51

                                 2001 NOMINEE

   Uwe Thieme was appointed a director in April 1998. He qualified as a Doctor of Medicine at the University of Gottingen in 1968 and became a Board Certified Radiologist in 1975. He currently practices as a senior partner in a private Radiology practice and is a Board Member of the German Radiology Association ("GRA") and the German Radiology Science Association ("GRSA"). He is a member of the management advisory committee for the GRSA's 8.1 billion Deutsche Mark pension fund. Until recently he has held the positions of Deputy Mayor of the City of Goslar and Deputy Governor of the County of Goslar, Germany. Since November, 2001 Mr. Thieme has served as the President of the City Council of Goslar, Germany.

                             CONTINUING DIRECTORS

   Mr. Massino became Chairman and Chief Executive Officer of Senetek PLC in November 1998. Prior to becoming Chairman and Chief Executive Officer of Senetek, Mr. Massino served as President of Carme Cosmeceutical Sciences, Inc., a wholly-owned subsidiary of Senetek. Drawing on professional management experience at major corporations such as Glaxo, Ortho Pharmaceutical Corporation, Johnson & Johnson, Pfizer and IBM, Mr. Massino has reshaped the corporate structure of Senetek, defined its strategic direction and focused the Company soundly on its core competencies.

   During his career, Mr. Massino has successfully negotiated more than 40 licensing agreements with major pharmaceutical companies. For nine years he held executive management positions at Ortho Pharmaceutical, including Director of Business Development and New Products, and in 1982 was named "Division Manager of the Year." While at Ortho, Mr. Massino was involved in the development of Renova, which in 1995, was also approved for anti-aging applications under the Renova trademark, and directed major product launches for the company.

   As Product Director of Marketing and Division Sales Manager at Glaxo Inc., he repositioned a mature line of corticosteroids into a $50 million psoriasis business, successfully launched two new ethical pharmaceutical products and championed the internal development of two critically important product line extensions.

   Mr. Massino holds a degree in Finance and Chemistry from the University of Illinois and is a graduate of the Marketing Management Program of the Columbia Executive Program at Columbia University and the Management of Managers Program of the Graduate School of Business Administration at the University of Michigan. Mr. Massino is highly experienced in drug delivery technology and holds a patent on a drug delivery device. He is an active member of the Licensing Executives Society.

   Steven Georgiev was appointed a director in February 1997. From 1993 to 1997 he was Chairman of the Board of Directors and Chief Executive Officer of Palomar Medical Technologies Inc. He became Chairman of the Board of Directors of Palomar in September 1991 after its merger with Dymed.

   Mr. Georgiev is also Chairman of Argo Corporate Partners, Inc. and a director of Excel Technology Inc., a public company. Previously he was Chairman of the Board of Dynatrend, Inc., which he co-founded in 1972 and which was later acquired by EG&G Inc., a company listed on the New York Stock Exchange. He has a Bachelor of Science in Engineering Physics from Cornell University and a Master of Science in Management from the Massachusetts Institute of Technology (Sloan Fellow).

   Andreas O. Tobler was appointed a director in November 1998. Since 2000 he has acted as Chief Executive Officer of Mediphore-Biotechnologie AG, and Austrian based biotechnology company. Prior to Mediphore, Mr. Tobler was Chairman of Online Capital Group, Inc., a U.S. based international financial services company. Previously Mr. Tobler held senior positions at Cornerstone Financial Corporation, New York (1996-1998) and U.S. Industrial Services, Inc. (1991-1996).

   Mr. Tobler's past experience also includes Managing Partner, Royal Trust Bank, Switzerland (1988-1991); Vice President and Head of Corporate Finance Citibank, Switzerland (1987-1988); and Vice President and Head of Capital Markets, Credit Suisse, Switzerland (1982-1987).

   Mr. Tobler has a law degree from the University of Zurich and a Master's degree from New York University.

Board Meetings, Committees and Compensation

   The Company's Board of Directors met 11 times in 2000. Each director attended 75% or more of the total number of Board meetings and meetings of Board committees on which the director served during the time he served on the Board or committee. The Board has Audit and Compensation Committees. The Board has no nominating committee. The members of the committees are appointed by the Board annually.

   During 2000, the Compensation Committee consisted of Mr. Tobler (Chairman), Mr. Georgiev and Dr. Gary Frentz. The Compensation Committee held 1 meeting in 2000. The Compensation Committee reviews and authorizes salaries and other matters relating to compensation including the grant of options for the principal officers of the Company and its subsidiaries, subject subsequently to board approval. Dr. Frentz retired from the Board in November, 2000.

   During 2000, the Audit Committee consisted of Mr. Tobler (Chairman), Dr. Gary Frentz, and Mr. Georgiev. The Audit Committee held 4 meetings in 2000. The duties of the Audit Committee comprise, among other things, assessing the Company's financial reporting process and internal controls, reviewing the independence of the Company's public accountants, and monitoring lines of communication between directors, financial management and the Company's independent accountants. Dr. Frentz retired from the Board in November, 2000, and was succeeded on the Audit Committee by Uwe Thieme.

   Directors do not receive salaries or cash fees for serving as Directors nor do they receive cash compensation for serving on any committee. However, all members of the Board of Directors who are not employees of the Company are reimbursed for attendance and out-of-pocket expenses incurred in their capacity as members of the Board of Directors. In November of 2000, the Board of Directors authorized the grant to Mr. Tobler, Mr. Georgiev and Dr. Thieme of options to purchase 250,000, 250,000 and 50,000 Ordinary shares, respectively, at an exercise price of $1.4062 per share, for services rendered to the Company.

   Certain Directors have been retained from time to time to provide consulting services to the Company in their areas of expertise. When these services are performed the Directors receive $1,250 per day.

   The Company maintains stock option plans for employees, including Directors, and for non-executive Directors and consultants to the Company, as described under "Stock Option Plans" below.

Executive Officers

   Stewart Slade was appointed Chief Financial Officer in July 1998. From October 1997 until July 1998 Mr. Slade served as a financial consultant to the Company. From 1991 until 1997 he served as Financial Director of European Operations at DiverseyLever Limited, a business unit of Unilever. Mr. Slade was involved in the strategic planning of the European supply chain, the implementation of corporate change initiatives and the introduction of key performance indicators in the supply chain and financial reporting processes.

   From 1986 until 1991 he was Financial Director of DuBois Chemicals Limited a subsidiary of Chemed Corporation. Prior to Chemed Mr. Slade served with Colgate Palmolive for six years, including the position of Financial Controller for the Eastern Caribbean region. Prior to Colgate Palmolive he was an auditor with Coopers & Lybrand in London. Earlier in his career Mr. Slade was in research and development as a biochemist with the Smith Kline Corporation.

   Mr. Slade has a Bachelor of Science degree in Chemistry from the University of Leeds and is a member of the Institute of Chartered Accountants in England and Wales.

   On January 1, 2000, Mr. Slade was appointed Vice President European Operations and continues to perform his duties as Company Secretary and Acting Principal Financial Officer.

   George Van Lear was appointed President and Chief Operating Officer in April 1999. From 1996 until 1999 he was Vice President of Research and Development at DPT Laboratories. Dr. Van Lear resigned his position with the Company in July 2000.

Security Ownership

   The following table sets forth certain information regarding the beneficial ownership of Senetek's outstanding Ordinary shares as of November 30, 2001 by each of Senetek's Directors, who is a stockholder; (ii) the Company's Chief Executive Officer; (iii) Senetek's other executive officers currently in office; (iv) all executive officers and directors of Senetek as a group; and
(v) each person believed by Senetek to own beneficially more than 5% of its outstanding Ordinary shares. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. The address of each of the Company's Directors and executive officers is that of the Company.

                                                             Number of
                                                               Shares
                                                            Beneficially  Percentage
Name of Beneficial Owner                                      Owned(1)    of Class(1)
------------------------                                    ------------  -----------
Frank J. Massino...........................................  1,661,300(2)     2.8%
Steven Georgiev............................................    530,200(2)      *
Uwe Thieme.................................................    230,200(2)      *
Andreas Tobler.............................................    620,200(2)      *
Stewart Slade..............................................     86,500(2)      *
All Directors and Executive Officers as a group (5 persons)  3,128,400        5.3%

--------
 *  Less than 1%

(1) For purposes of this table, a person or a group of persons is deemed to have "beneficial ownership" as of a given date of any shares which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which that person or persons has the right to acquire within 60 days after that date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes the following number of shares issuable upon exercise of options or warrants that are currently exercisable or will become exercisable within 60 days of November 30, 2001: Mr. Massino: 1,625,000; Mr. Georgiev:
    530,000; Dr. Thieme: 230,000; Mr. Tobler: 620,000; Mr. Slade: 82,500.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Under Section 16(a) of the United States Securities Exchange Act of 1934, the Company's Directors, executive officers and any persons holding more than 10% of the Company's equity securities are required to report their ownership of equity securities and any changes in their ownership, on a timely basis, to the SEC. To the Company's knowledge, based solely on materials provided and representation made to the Company, for the fiscal year ended December 31, 2000, all reports required by Section 16(a) were filed on a timely basis except as follows: Gary Frentz, a former Director of the Company, did not timely file a Form 4 during 2000 with respect to an exercise of stock options to ordinary shares. Marjorie Hays, Vice President of the Company, did not timely file a Form 3 during 2000 with respect to her appointment as an officer of the Company.

                Certain Relationships and Related Transactions

   See "Executive Compensation--Employment Contracts" for a description of an employment agreement between the Company and Mr. Massino.

   Directors do not receive salaries or cash fees for serving as Directors nor do they receive cash compensation for serving on any committee. However, all members of the Board of Directors who are not employees of the Company are reimbursed for attendance and out-of-pocket expenses in incurred in their capacity as member of the Board of Directors. In November of 2000, the Board of Directors authorized the grant to Mr. Tobler, Mr. Georgiev and Dr. Thieme of options to purchase 250,000, 250,000 and 50,000 Ordinary shares respectively, at an exercise price of $1.4062 per share, for services rendered to the Company.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information concerning the compensation of the Chief Executive Officer, one executive officer and one former executive officer of the Company:

                                                           Long-Term
                                      Annual Compensation Compensation
                               Fiscal ------------------- ------------  All Other
Name and Principal Position     Year   Salary      Bonus   Options(1)  Compensation
---------------------------    ------ --------    ------- ------------ ------------
Frank Massino.................  2000  $326,963(2)      --  1,250,000       $ --
 Chairman and Chief Executive   1999   312,809(2) $50,000    800,000         --
 Officer                        1998   170,314         --    300,000         --

George Van Lear...............  2000    99,653(3)      --         --         --
 President and Chief Operating  1999   141,677         --    350,000         --
 Officer(3)                     1998        --         --         --         --

Stewart Slade.................  2000   116,580(4)      --    110,000         --
 Vice President European        1999   105,950         --     50,000         --
 Operations, Acting Principal   1998    97,626         --     40,000         --
 Financial Officer and Company
 Secretary(4)

--------
(1) Options entitle the grantee to purchase Ordinary shares from the Company. There is no public trading market for the Company's Ordinary shares, although there is a trading market in the United States for Ordinary shares represented by American Depositary shares. Any subsequent conversion from Ordinary shares into American Depositary shares, evidenced by American Depositary Receipts, entails the grantee paying UK Inland Revenue Reserve Stamp Duty at 1.5% on the deemed market value or, in certain cases, on the exercise price, of the shares so converted, and a present fee of either $0.030 or $0.020 per Ordinary share converted into an ADR, to The Bank of New York, the US Depositary for such conversion.

(2) Salary includes a base salary of $250,000 and payment for accrued but unused vacation.

(3) Dr. Van Lear resigned as President and Chief Operating Officer effective July 1, 2000.

(4) Mr. Slade was appointed Vice President European Operations effective January 1, 2000.

Employment Contracts

   The Company has entered into employment agreements with Mr. Massino. Mr. Massino has an employment contract with an effective term from November 1, 1998 until December 31, 2005. The contract provides for a salary of $250,000 per annum and an automobile allowance of $1,200 per month.

Stock Option Plans

   The Company has two stock option plans pursuant to which options to purchase the Company's Ordinary shares may be granted. The first plan relates to the grant of options to employees, including employee Directors, and officers of the Company. The second plan relates to the grant of options to non-executive (non-employee) Directors and consultants to the Company. In both cases, the exercise price of these options may not be less than the fair market value of American Depositary share representing one of the Company's Ordinary shares twenty-one days before the date of grant. The following table sets forth information with respect to the options granted in 2000 exercisable by the Named Executive Officers.

   The following table sets forth information with respect to the options granted in 1999 exercisable by the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          Potential Realizable Value
                                                                           at Assumed Annual Rates
                                    Percentage of                               of Stock Price
                       Number of    Total Options                              Appreciation for
                      Securities     Granted to               Option Term Individual Grants in 2000
                      Underlying    Employees in  Exercise or Expiration  --------------------------
Name                Options Granted  Fiscal Year  Base Price     Date          5%           10%
----                --------------- ------------- ----------- -----------   --------    ----------
F. Massino.........    1,250,000        74.2         $1.41    11/13/2007  $717,514     $1,672,114

S. Slade...........      110,000         6.5         $1.41    05/29/2007  $ 63,141     $  147,146

   Aggregated Option Exercises During 2000 And Fiscal Year-end Option Values

                                              Number of Securities
                                             Underlying Unexercised     Value of Unexercised
                                                   Options at          In-the-Money Options at
                      Shares                   Fiscal Year-End (#)      Fiscal Year-End ($)*
                    Acquired on    Value    ------------------------- -------------------------
Name                 Exercise   Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                ----------- ----------- ----------- ------------- ----------- -------------
F. Massino.........     --          --       1,237,500    1,475,000       --           --

S. Slade...........     --          --          32,500      167,500       --           --

--------
 * The value of the unexercised but exercisable options, and the unexercisable options, is based on the closing bid price of the American Depositary Receipts ("ADRs") of $0.875 per share on the Nasdaq system on December 29, 2000, less the estimated conversion costs of the Ordinary shares so acquired upon conversion into ADRs.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Compensation Principles

   The Company's compensation policy is administered by two Directors acting as the Compensation Committee and is designed to complement the Company's short and long term business strategy for attracting and retaining key executives critical to the Company's success.

   At its present stage of development, the Company's corporate performance cannot be gauged nor can compensation be measured in terms of profitability as it has focused on developing its products, obtaining the necessary regulatory approvals, attracting sufficient equity finance for this purpose and endeavoring to negotiate licensing agreements for the development and marketing of its products.

   Currently the Company and its two subsidiaries Senetek Drug Delivery Technologies Inc. and Carme Cosmeceutical Sciences, Inc. have 8 employees, 6 in the United States (including one executive Director), and 2 in the United Kingdom. Given its personnel structure and the Company's formative stage of development, it had not, in the past, been practicable for the Company to set up a detailed and integrated compensation philosophy for its executives, nor to specify levels of seniority, areas of responsibility, performance criteria and profitability-related awards.

Executive Compensation

   Typically, executives have been awarded fixed term employment agreements. In the cases of Mr. Massino for a fixed period to December 31, 2005.

   The compensation of executive officers, including the Chief Executive Officer, has been determined by a consideration of the compensation paid to officers in companies in a similar position to Senetek. In certain cases the agreements provide for consideration by the Board of a bonus but there is otherwise no provision for a review of compensation during the fixed term of the agreements. No bonus was paid to Mr. Massino in 2000.

   Additionally, stock options entitling the grantee to purchase Ordinary shares in the Company may be issuable at such times when the Board considers that certain critical stages in the Company's product development or funding requirements have been achieved.

Employee Option Plan

   The Company's shareholders approved the adoption of a Share Option Scheme for Employees (the No. 1 Plan) and a Share Option Scheme for Non-Executive Directors (the No. 2 Plan) at a Special Meeting of shareholders on December 20, 1985. Options under the No. 1 and No. 2 Plans may not be granted at an exercise price lower than the market price for the Company's shares 21 days prior to the date of grant.

                                          A. TOBLER
                                          S. GEORGIEV

                                          Members of the Compensation Committee
                                          November 30, 2001

                         BOARD AUDIT COMMITTEE REPORT

   The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

   The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

   In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2000 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

   Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          A. TOBLER
                                          S. GEORGIEV
                                          U. THIEME

                                          Members of the Audit Committee
                                          November 30, 2001

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

                                 PROPOSAL TWO

                             INDEPENDENT AUDITORS

   The Company wishes to obtain from the shareholders their approval for the appointment of BDO Stoy Hayward, as the Company's independent auditors for the fiscal year 2001, and to authorize the Directors to fix their remuneration. Representatives of BDO Stoy Hayward, were appointed as auditors by the Directors in November 1998. Representatives of BDO Stoy Hayward are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire, and will be available to respond to questions which the Board deems appropriate. If the appointment of BDO Stoy Hayward as the Company's auditors is not approved by the shareholders, the adverse vote will be considered a direction to the Board of Directors to select other independent accountants to serve as the Company's auditors for the fiscal year 2001.

Fees Paid to Independent Auditors

  Audit Fees

   The aggregate fees billed for professional services rendered by BDO Stoy Hayward and their U.S. member firm for the audit of the Company's annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2000 fiscal year were $157,000.

  Financial Information Systems Design and Implementation Fees

   BDO Stoy Hayward did not render any professional services to the Company of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2000 fiscal year.

  All Other Fees

   The aggregate fees billed for services rendered by BDO Stoy Hayward and their U.S. member firm, other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees", during the 2000 fiscal year were $76,000.

Adoption of Proposal

   Adoption of Proposal Two requires the affirmative vote of the holders of a majority of the shares in person or by proxy at the Meeting.

Vote Required

   The Board of Directors believes that adoption of the Proposal is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" the ratification of BDO Stoy Hayward as the Company's auditors for the fiscal year 2001.

                               PERFORMANCE GRAPH

   The following graph reflects a comparison of the total cumulative return of the Company's Ordinary shares in ADR format with the cumulative total return of the Nasdaq Health Services Stocks index and the Nasdaq (US and Foreign Companies) Stock Market index from December 31, 1995 through December 31, 2000. The comparisons in the table are required by the Securities Exchange Commission and are not intended to represent a forecast or to provide any possible future performance of the Company's shares.

Return Performance for Years Ended December 31, 1996 to December 31, 2000
                                   Inclusive
                         (Base Year December 31, 1995)






                                    [CHART]

      SENETEK PLC     NASDAQ STOCK MARKET         NASDAQ HEALTH SERVICES
                      (U.S. & FOREIGN)

12/95    100                100                      100
12/96     95.24             122.42                    99.86
12/97    373.81             149.44                   102.46
12/98    123.81             206.95                    86.85
12/99    107.12             385.81                    69.88
12/00     66.67             232.73                    95.8

Annual Report on Form 10-K

   Shareholders may obtain copies of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") without charge by writing to the Company at the above mailing address directed to the attention of the Secretary, or to the Company at 620 Airpark Road, Building F, Napa, California 94558, USA. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 is enclosed with this Proxy Statement.

                                          By Order of the Board of Directors

                                          STEWART SLADE

                                          Stewart Slade
                                          Secretary

December 3, 2001

                                                                      EXHIBIT A

                            AUDIT COMMITTEE CHARTER

Purpose

   The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Senetek PLC (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

Membership

   The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" requirements of The Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member's financial sophistication.

Committee Organization and Procedures

   1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

   2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

   3. The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

   4. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor, the senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

   5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

Responsibilities

  Outside Auditor

   6. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor. As appropriate, the Committee shall recommend to the Board the nomination of the outside auditor for stockholder approval at any meeting of stockholders.

   7. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

   8. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

  Annual Audit

   9. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

   10. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

   11. The Committee shall review and discuss the audited financial statements with the management of the Company.

   12. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements;
(ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

   13. The Committee shall, based on the review and discussions in paragraphs 11 and 12 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Review

   14. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and

Exchange Commission, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

  Internal Controls

   15. The Committee shall discuss with the outside auditor, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

   16. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

  Internal Audit

   17. The Committee shall discuss at least annually the activities and organizational structure of the Company's internal audit function and the qualifications of the primary personnel performing such function.

   18. Management shall furnish to the Committee a copy of each audit report prepared by the senior internal audit manager of the Company.

   19. The Committee shall, at its discretion, meet with the senior internal audit manager to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal auditor manager.

   20. The senior internal audit manager shall be granted unfettered access to the Committee.

  Other Responsibilities

   21. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

   22. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

   23. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

                                  SENETEK PLC
                            NOTICE OF ANNUAL MEETING

              Instructions to The Bank Of New York, as Depositary
     (Must be received prior to the close of business on December 20, 2001)

     The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of Senetek PLC registered in the name of the undersigned on the books of the Depositary as of the close of business November 30, 2001, at the Annual Meeting of the Shareholders of Senetek PLC to be held at the Hilton Corby, Geddington Road, Corby, Northamptonshire NN18 8ET, England on Friday, December 28, 2001 in respect of the resolutions specified on the reverse.

NOTE:
     Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the resolution.
     Owners of Receipts for Shares as to which voting instructions are being given consent to such Owner's Receipt or Receipts being blocked until the Shares represented by such Receipt or Receipts are voted, and the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the Owner's instructions.
     It is understood that, if this form is signed and returned but no instructions are indicated in the boxes, the Depositary will not vote the Shares represented by the Owner's Receipts.

                                             SENETEK PLC
                                             P.O. BOX 11296
                                             NEW YORK, N.Y. 10203-0296

To change your address, please mark this box.   [_]

To include any comments, please mark this box.  [_]

                           * DETACH PROXY CARD HERE *
--------------------------------------------------------------------------------

[  ]  Mark, Sign, Date      Please sign exactly as name appears at left. When
      and Return the        shares are held by joint tenants, both should sign.
      Proxy Card Promptly   When signing as attorney, executor, administrator,
      Using the Enclosed    trustee or guardian please give full title as such.
      Envelope.             If a corporation, please sign in full corporate name
                            by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                      FOR    AGAINST    ABSTAIN

     1. Re-election of Uwe Thieme as a Director.      [ ]      [ ]        [ ]

     2. Appointment of Messrs. BDO Stoy Hayward
        as the Company's independent auditors.        [ ]      [ ]        [ ]

     3. Adjournment of the Annual General Meeting
        to January 29, 2002 in New York, New York,
        U.S.A.                                        [ ]      [ ]        [ ]





                                           Shareholder sign here
                                          --------------------------------------
                                                                     /
                                          --------------------------------------

                          [LETTERHEAD OF SENETEK, PLC]





                                                          Date: December 3, 2001

Dear Senetek Shareholder:

Senetek PLC (the "Company")
2001 Annual General Meeting

I am writing to you to inform you of the arrangements for the Company's Annual General Meeting for 2001 (the "2001 AGM").

It is the Company's intention this year to hold two meetings which will, effectively, comprise the 2001 AGM. We have adopted this approach so that shareholders in both Europe and North America have the opportunity to attend the meetings and, in order to comply with both U.S. and United Kingdom regulations to which we are subject.

The first meeting, for which a Notice is enclosed, will be held on December 28, 2001 at the Hilton Corby, Geddington Road, Corby, Northamptonshire, NN18 8ET, England at 11.00 a.m.

 This meeting will give shareholders in the United Kingdom and Europe the opportunity to meet Frank J. Massino, Senetek PLC Chairman and CEO, and receive a presentation on the Company's 2000 balance sheet and profit and loss account. It is the Board's intention that the business set out in the enclosed Notice will be adjourned to the second meeting, details of which are outlined below. For that reason, we have included a box on the proxy card for the purpose of adjourning the meeting to January 29, 2002 in New York.

The second meeting will be held on January 29, 2002 at 10:00 a.m. at Le Parker Meridien hotel, 118 West 57th Street, Third Floor, New York, New York 10019. There will again be a full management presentation at this meeting, and we intend that votes will be taken in respect of the resolutions in keeping with the practice established at previous Annual General Meetings of the Company.

We encourage your participation as shareholders of the Company and trust that the above agenda will facilitate attendance at this year's AGM.

If you have any questions concerning these arrangements, please do not hesitate to contact Marjorie Hays, Company representative at: 707-226-3900 ext 102, email: Marjorie@senetek.net or Paul Knopick, Investor Relations representative at: 949-707-5365, email pknopick@eandecommunications.com.



Stewart Slade
Corporate Secretary